UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 24, 2023
EPR Properties
(Exact name of registrant as specified in its charter)

Maryland	001-13561	43-1790877
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

909 Walnut Street,	Suite 200
Kansas City,	Missouri	64106
(Address of principal executive offices) (Zip Code)

(816)	472-1700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common shares, par value $0.01 per share	EPR	New York Stock Exchange

5.75% Series C cumulative convertible preferred shares, par value $0.01 per share	EPR PrC	New York Stock Exchange

9.00% Series E cumulative convertible preferred shares, par value $0.01 per share	EPR PrE	New York Stock Exchange

5.75% Series G cumulative redeemable preferred shares, par value $0.01 per share	EPR PrG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 26, 2023, EPR Properties (the "Company") amended (the "Amendment") Article EIGHTH, Section 1 of its Amended and Restated Declaration of Trust, as amended, to increase the number of authorized common shares of beneficial interest, par value $0.01 per share, which the Company has authority to issue from 100,000,000 shares to 125,000,000 shares.

Immediately after filing the Amendment, the Company has authority to issue 150,000,000 shares of beneficial interest, consisting of 125,000,000 common shares of beneficial interest, $0.01 par value per share, and 25,000,000 preferred shares of beneficial interest, $0.01 par value per share, having an aggregate par value of $1,500,000.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed herewith as Exhibit 3.1 and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Company's 2023 Annual Meeting of Shareholders held on May 24, 2023, the matters voted upon and the number of votes cast for or against, as well as the number of abstentions and broker non-votes as to such matters, were as stated below:

Proposal No. 1

The following nominees for trustees were elected to serve one-year terms expiring in 2024:

	For	Against	Abstentions	Broker Non-Votes
Peter C. Brown	46,716,144	1,130,228	990,401	7,506,175
John P. Case III	47,437,311	408,835	990,627	7,506,175
James B. Connor	42,955,307	4,891,807	989,659	7,506,175
Virginia E. Shanks	46,748,515	1,101,357	986,901	7,506,175
Gregory K. Silvers	45,956,446	1,889,682	990,645	7,506,175
Robin P. Sterneck	42,857,283	4,955,711	1,023,779	7,506,175
Lisa G. Trimberger	47,052,168	798,109	986,496	7,506,175
Caixia Y. Ziegler	47,000,687	844,863	991,223	7,506,175

Proposal No. 2

The shareholders approved the compensation of the Company's named executive officers as presented in the Company's proxy statement on a non-binding, advisory basis:

For	45,141,358
Against	2,613,384
Abstain	1,082,031
Broker Non-Vote	7,506,175

Proposal No. 3

The shareholders voted to have the Company hold a vote every year to approve the compensation of the Company's named executive officers on a non-binding, advisory basis:

1 Year	46,208,510
2 Years	90,410
3 Years	1,536,720
Abstain	1,001,079
Broker Non-Vote	7,506,175
The Company's Board of Trustees has determined that the Company will continue to submit the vote to approve the compensation of the Company's named executive officers on a non-binding, advisory basis to shareholders every year.

Proposal No. 4

The shareholders approved the ratification of KPMG LLP as the Company's independent registered public accounting firm for 2023:

For	54,574,226
Against	1,667,168
Abstain	101,554
Broker Non-Vote	—

Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Articles of Amendment of Amended and Restated Declaration of Trust of EPR Properties, dated May 26, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPR PROPERTIES

By:	/s/ Mark A. Peterson
Mark A. Peterson
Executive Vice President, Treasurer and Chief Financial Officer
Date: May 26, 2023